Exhibit 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                     Six Month Period Ended,                Quarter Ended
                            June 30,                           June 30,
                        1997         1996                1997            1996
-------------------------------------------------------------------------------
Earnings Per share:
  Primary               $0.94        $0.85               $0.48        $0.44
  Fully diluted         $0.93        $0.85               $0.48        $0.43


Primary and fully diluted earnings per share are calculated using the following number of adjusted weighted average shares outstanding:

Six Month Period Ended,                   Quarter Ended
                             June 30,                        June 30,
                        1997         1996              1997            1996
-------------------------------------------------------------------------------
Earnings Per share:
  Primary               $6,013,654   $6,004,395        $6,017,467   $5,998,686
  Fully diluted         $6,017,746   $6,010,577        $6,021,212   $6,011,436

The weighted average number of shares outstanding is adjusted to recognize the dilutive effect, if any, of outstanding employee stock options on both a primary and fully diluted basis.

The calculations of earnings per share above are based on the weighted average number of shares outstanding, adjusted for the 5 percent stock dividend paid August 8, 1997, including all common stock and common stock equivalents in conformity with the instructions for Item 601 of Regulation S-K. The calculation of earnings per share for financial reporting purposes is based on the weighted average number of shares outstanding of 5,974,072 and 5,951,796 at June 30, 1997 and June 30, 1996, respectively, without giving effect to the common stock equivalents resulting from the assumed exercise of stock options, which do not dilute earnings per share by more than 3 percent, in conformity with generally accepted accounting principles.